Exhibit 99.1

Press Release

Spirit Realty Capital, Inc.

Announces Fourth Quarter of 2019

Financial and Operating Results

- Invested $589.6 Million in Acquisitions and Revenue Producing Capital Expenditures -

- Generated Net Income of $0.02 per Share, FFO of $0.73 per Share and AFFO of $0.76 per Share -

- Issued 2.7 Million Shares for Gross Proceeds of $140.6 Million -

Dallas, TX— February 25, 2020 —Spirit Realty Capital, Inc. (NYSE: SRC) ("Spirit" or the "Company"), a net-lease real estate investment trust ("REIT") that invests in single-tenant, operationally essential real estate, today reported its financial and operating results for the fourth quarter ended December 31, 2019.

FOURTH QUARTER 2019 HIGHLIGHTS

•	Invested $589.6 million, including $574.8 million for the acquisition of 139 properties, with an initial weighted average cash yield of 7.55% and an economic yield of 8.18%.
•	Generated net income of $0.02 vs $0.60 per diluted share, FFO of $0.73 vs $0.93 per share and AFFO of $0.76 vs $0.84 per share, compared to the same quarter in 2018.
•	Issued 2.7 million shares of common stock, generating gross proceeds of $140.6 million and net proceeds of $138.9 million, under the Company’s At-the-Market Program.
•	Generated $23.8 million in gross proceeds from the sale of 11 properties, of which seven were vacant.
•	Maintained strong operational performance, with occupancy of 99.7%, Lost Rent of 0.3% and Property Cost Leakage of 1.4%.
•

Had corporate liquidity of $698.0 million as of December 31, 2019, comprised of availability under the 2019 Credit Facility and cash and cash equivalents, and Adjusted Debt to Annualized Adjusted EBITDAre of 4.9x.

CEO COMMENTS

“I am exceedingly proud of the entire Spirit team and the excellent results they delivered in the fourth quarter and full year 2019 that contributed to approximately 48% total returns for our stockholders and significantly improved our cost of capital,” said Jackson Hsieh, President and Chief Executive Officer. “During the year, we invested $1.34 billion in real estate for an initial cash yield of 7.20%, including the acquisition of 334 properties, resulting in 16 new tenants and $92.7 million in new annual contractual rents. From a capital market perspective, we issued over $700 million of equity, $1.20 billion of unsecured bonds and received credit upgrades from both S&P and Fitch. Going into 2020, we expect to support AFFO growth with our conservative leverage and robust acquisition pipeline.”

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DIVIDEND

The Board of Directors declared a quarterly cash dividend of $0.625 per share of common stock, representing an annualized rate of $2.50 per share. The Board of Directors also declared a quarterly cash dividend of $0.375 per preferred share. The quarterly common dividend was paid on January 15, 2020 to stockholders of record as of December 31, 2019 and the preferred dividend was paid on December 31, 2019 to stockholders of record as of December 13, 2019.

2020 GUIDANCE

The Company is increasing its previously stated full-year guidance for 2020:

•	AFFO of $3.14 to $3.18 per share,
•	Capital deployment of $700.0 million to $900.0 million (comprising acquisitions, revenue producing capital expenditures and development deals),
•	Asset dispositions of $100.0 million to $150.0 million, and
•	Adjusted Debt to Annualized Adjusted EBITDAre of 5.0x to 5.4x.

The Company does not provide a reconciliation for its guidance range of AFFO per diluted share to net income available to common stockholders per diluted share, the most directly comparable forward looking GAAP financial measure, due to the inherent variability in timing and/or amount of various items that could impact net income available to common stockholders per diluted share, including, for example, gains/losses on debt extinguishment, impairments and other items that are outside the control of the Company.

EARNINGS WEBCAST AND CONFERENCE CALL TIME

The Company's fourth quarter 2019 earnings conference call is scheduled for Tuesday, February 25, 2020 at 9:30am Eastern Time. Interested parties can listen to the call via the following:

Internet:	Go to www.spiritrealty.com and select the investor relations page at least 15 minutes prior to the start time of the call in order to register, download and install any necessary audio software.

Phone:	No access code required.

(877) 407-9208 (Domestic) / (201) 493-6784 (International)

Replay:	Available through March 10, 2020 with access code 13698413.

(844) 512-2921 (Domestic) / (412) 317-6671 (International)

SUPPLEMENTAL PACKAGES

A supplemental financial and operating report and associated addenda that contain non-GAAP measures and other defined terms, along with this press release, have been posted to the investor relations page of the Company's website at www.spiritrealty.com.

ABOUT SPIRIT REALTY

Spirit Realty Capital, Inc. (NYSE: SRC) is a premier net-lease REIT that primarily invests in single-tenant, operationally essential real estate assets, subject to long-term leases.

As of December 31, 2019, our diversified portfolio was comprised of 1,752 owned properties and 43 properties securing mortgage loans. Our owned properties, with an aggregate gross leasable area of 34.1 million square feet, are leased to 291 tenants across 48 states and 28 retail industries. More information about Spirit Realty Capital can be found on the investor relations page of the Company's website at www.spiritrealty.com.

INVESTOR CONTACT

Investor Relations

(972) 476-1403

InvestorRelations@spiritrealty.com

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FORWARD-LOOKING AND CAUTIONARY STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. When used in this press release, the words “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximately” or “plan,” or the negative of these words or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise, and Spirit may not be able to realize them. Spirit does not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following risks and uncertainties, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: industry and economic conditions; volatility and uncertainty in the financial markets, including potential fluctuations in the CPI; Spirit's success in implementing its business strategy and its ability to identify, underwrite, finance, consummate, integrate and manage diversifying acquisitions or investments; the financial performance of Spirit's retail tenants and the demand for retail space, particularly with respect to challenges being experienced by general merchandise retailers; Spirit's ability to diversify its tenant base; the nature and extent of future competition; increases in Spirit's costs of borrowing as a result of changes in interest rates and other factors; Spirit's ability to access debt and equity capital markets; Spirit's ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; Spirit's ability and willingness to renew its leases upon expiration and to reposition its properties on the same or better terms upon expiration in the event such properties are not renewed by tenants or Spirit exercises its rights to replace existing tenants upon default; the impact of any financial, accounting, legal or regulatory issues or litigation that may affect Spirit or its major tenants; Spirit's ability to manage its expanded operations; Spirit's ability and willingness to maintain its qualification as a REIT under the Internal Revenue Code of 1986, as amended; Spirit's ability to manage and liquidate the remaining SMTA Liquidating Trust assets; and other risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters discussed in Spirit's most recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. While forward-looking statements reflect Spirit's good faith beliefs, they are not guarantees of future performance. Spirit disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by law.

NOTICE REGARDING NON-GAAP FINANCIAL MEASURES

In addition to U.S. GAAP financial measures, this press release and the referenced supplemental financial and operating report and related addenda contain and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Definitions of non-GAAP financial measures, reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in the supplemental financial and operating report, which can be found in the investor relations page of our website.

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SPIRIT REALTY CAPITAL, INC.

Reconciliation of Non-GAAP Financial Measures

(In Thousands, Except Share and Per Share Data)

(Unaudited)

FFO and AFFO

(Unaudited)	Three Months Ended December 31,
	2019	2018
Net income attributable to common stockholders	$2,070	$51,526
Portfolio depreciation and amortization	48,724	41,295
Portfolio impairments	10,860	471
Loss (gain) on disposition of assets	11,910	(13,802)
FFO attributable to common stockholders	$73,564	$79,490
Loss on debt extinguishment	2,857	—
Deal pursuit costs	270	67
Transaction costs	—	460
Non-cash interest expense	3,059	4,536
Accrued interest and fees on defaulted loans	—	292
Straight-line rental revenue, net	(4,762)	(3,156)
Other amortization and non-cash charges	(1,600)	(848)
Non-cash compensation expense (1)	3,282	2,926
Other G&A costs associated with Spin-Off	—	1,841
Other expense	—	5,319
AFFO attributable to common stockholders	$76,670	$90,927

Dividends declared to common stockholders	$64,049	$53,617
Dividends declared as a percent of AFFO	84%	59%

Net income per share of common stock – Basic (1)	$0.02	$0.60
Net income per share of common stock – Diluted (1)	$0.02	$0.60
FFO per share of common stock – Diluted (1)	$0.73	$0.93
AFFO per share of common stock – Diluted (1)	$0.76	$1.06
AFFO per share of common stock – Diluted, excluding Haggen settlement (1) (2)	$0.76	$0.84

Weighted average shares of common stock outstanding – Basic	99,797,047	85,396,319
Weighted average shares of common stock outstanding – Diluted	100,306,177	85,550,290
(1)

Dividends paid and undistributed earnings allocated to unvested restricted stockholders are deducted from FFO and AFFO for the computation of the per share amounts. The following amounts were deducted:

	3 Mo. Ended 12/31/2019	3 Mo. Ended 12/31/2018
FFO	$0.2 million	$0.3 million
AFFO	$0.2 million	$1.3 million

(2)  AFFO attributable to common stockholders for the three months ended December 31, 2018 excludes proceeds from the Haggen settlement of $19.1 million.

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SPIRIT REALTY CAPITAL, INC.

Reconciliation of Non-GAAP Financial Measures

(In Thousands, Except Share and Per Share Data)

(Unaudited)

Adjusted Debt, EBITDAre and Adjusted EBITDAre

Adjusted Debt	Q4 2019
2019 Credit Facility	$116,500
Senior Unsecured Notes, net	1,484,066
Mortgages and notes payable, net	216,049
Convertible Notes, net	336,402
Total debt, net	2,153,017
Add / (less):
Unamortized debt discount, net	9,272
Unamortized deferred financing costs	17,549
Cash and cash equivalents	(14,492)
Restricted cash balances held for the benefit of lenders	(11,531)
Adjusted Debt	2,153,815
Preferred Stock at liquidation value	172,500
Adjusted Debt + Preferred Stock	$2,326,315

Annualized Adjusted EBITDAre	Q4 2019
Net Income	$4,657
Add / (less):
Interest	24,598
Depreciation and amortization	48,867
Income tax benefit	(229)
Loss on disposition of assets	11,910
Portfolio impairments	10,860
EBITDAre	100,663
Add / (less):
Adjustments to revenue producing acquisitions and dispositions	6,881
Deal pursuit costs	270
Loss on debt extinguishment	2,857
Adjusted EBITDAre	110,671
Other adjustments for Annualized EBITDAre (1)	58
Annualized Adjusted EBITDAre	$442,916

Adjusted Debt / Annualized Adjusted EBITDAre	4.9	x
Adjusted Debt + Preferred / Annualized Adjusted EBITDAre	5.3	x

(1)	Adjustments for which annualization would not be appropriate are composed of certain other income, write-off of intangibles and other compensation-related adjustments.

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